VANCOUVER, BC and DALLAS/FT. WORTH, Texas Oct. 26, 2005

Manchester, Inc. (MNCS) today announced that the Company is moving its headquarters to 100 Crescent Court, 7th Floor, Dallas, Texas 75201 in order to be better situated to deal with the prospective acquisition of five "Buy Here/Pay Here" used car market operations. The five prospective acquisitions represent in the aggregate approximately $200 million in annual sales and Dallas is central to all of those operations. Manchester will endeavor to finalize negotiations and close the acquisitions prior to current calendar year end. If successful in acquiring all or some of these operations, the Dallas operations will relate primarily to providing financing and dealing with regulatory matters while the operating entities run somewhat autonomously by their sellers under employment agreements. A company not included in these five operations and referenced in a news release last year, Paaco, has significantly reduced the size and scope of its operations from those described in that news release. Consequently, the transaction described and the resulting operations will not close as contemplated and may not complete at all.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company's personnel; and the availability, terms and deployment of capital. There can be no certainty that the Company's negotiations for acquisitions will be successful or that the prospective acquisitions will close. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For Further Information: please contact Manchester, Inc. at (778) 889-8774.